Exhibit 99.1

TIMELINE REPORTS SECOND QUARTER FISCAL 2005 RESULTS

BELLEVUE, WA – November 10, 2004 -- Timeline, Inc. (OTC/BB: TMLN), today reported a loss of $137,000, or $0.03 per share, in its second quarter of fiscal 2005 ended September 30, 2004.  In the second quarter a year ago the company had a loss of $4,000, or $0.00 per share.  Despite increased revenue from maintenance, total revenue decreased to $834,000, from $1,139,000 for the year ago quarter, on lower license and consulting fees.  For the six-month period ended September 30, 2004, the company’s loss was $528,000 compared to a loss of $270,000 for the comparable six-month period ended September 30, 2003.

“We continue to trail the prior year’s software and patent license revenue,” said Charles Osenbaugh, President.  “Lower license revenue also negatively affected revenue from consulting, which is driven in large part by new installations.  On the positive side, we did improve revenue in every category over the previous sequential quarter.  We are currently focusing efforts to enlist new OEM resellers on software providers servicing vertical markets.  While these potential resellers will on average have smaller installed bases than traditional generic ERP vendors, we believe the continuing consolidation of the more generalized ERP vendors limit our growth potential.  As was the case in previous quarters, the impact of mergers and acquisitions on our reseller base has made expanding distribution in this channel more difficult.

“We have also responded to the changing marketplace by continuing to cut costs.  This focus on operations allowed us to offset over half of the decrease in revenue for the quarter,” said Osenbaugh.  “We remain committed to growing by adding to and supporting our reseller network, but must do so within the constraints of our cash flow.”

Cost of revenues and operating expenses both declined in the second quarter and six-month periods compared to the year ago period.  Second quarter cost of revenues dropped 34% to $119,000 from $182,000 in the second quarter a year ago, reflecting the full amortization of previously acquired and internally developed products.  Cost of revenue year-to-date dropped 43% to $208,000 from $363,000 in the first six months of fiscal 2004.  Operating expenses dropped 12% to $845,000 in the second quarter and 8% to $1.9 million year-to-date, compared to $965,000 and $2.0 million in the respective periods of fiscal 2004.

“We continued to expand our intellectual capital base in the second quarter with the addition of our first patent in China and a second patent in Australia,” Osenbaugh noted.  “We remain confident that our proprietary technologies have significant value in the marketplace, and we continue to work to capitalize on their unique abilities to automate data mart design and workflow.  Our efforts on this part of the business are constant, but the resulting rewards can be unpredictable and sporadic.”

About Timeline
Timeline develops, markets and supports proven, Microsoft Windows-based financial management reporting software suitable for complex applications such as those found in medium to large, multinational corporations.  Timeline Analyst was developed for Windows and Office and takes full advantage of Microsoft’s latest operating systems and Version 2.9 allows for the deployment of target analytical data marts on Oracle 8 or 9i and IBM’s DB2 Universal Data Bases Versions 7 & 8 as well as Microsoft SQL Server.  The Analyst Suite of products allows target data marts on which Timeline’s reporting, budgeting and consolidation applications reside to be built on all of these three of the most popular computing platforms.  Timeline can be reached at 800-342-3365 or on the web at www.timeline.com.  WorkWise Software, Inc., a subsidiary of Timeline, is the leading provider of event-based notifications, application integration and process automation systems to the mid-market.  The WorkWise solutions are exclusively available through authorized OEM and Reseller Business Partners.  For more information on WorkWise Software, Inc., visit its website at www.workwise.com.  Analyst Financials Ltd., a London-based subsidiary of Timeline, markets, licenses and provides consulting for Timeline Analyst products in Europe and Africa.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Statements in this news release looking forward in time involve risks and uncertainties, including the ability of third party partners and direct sales to generate sales, market acceptance of product upgrades introduced by the company, risks associated with international operations, corporate spending patterns, the company’s ability to realize value from patented technology, the ability of the company to control and reduce expenses and increase working capital, and other risk factors detailed in the Company’s Securities and Exchange Commission filings.  Use of the words “believe” and “continue” in this news release is intended to identify these forward-looking statements, although it is not the exclusive means of doing so.

CONDENSED CONSOLIDATED BALANCE SHEETS
($ in 000’s)

	As of September 30, 2004	As of, March 31, 2004

	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$92,261	$511,483
Accounts receivable, net of allowance for doubtful accounts of $12,086 and $12,326	522,377	423,085
Prepaid expenses and other	104,581	171,456

Total current assets	719,219	1,106,024
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $891,784 and $875,625	63,271	74,761
CAPITALIZED PATENTS, net of accumulated amortization of $70,959 and $60,069	260,714	253,932
GOODWILL, net of accumulated amortization of $123,938	70,183	70,183

Total assets	$1,113,387	$1,504,900

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$97,883	$46,589
Accrued expenses	316,928	297,570
Line of Credit	36,410	—
Deferred revenues	625,259	619,036

Total current liabilities	1,076,480	963,195

SHAREHOLDERS’ EQUITY:
Common stock, $.01 par value, 20,000,000 shares authorized, 4,190,998 and 4,178,498 shares issued and outstanding	41,910	41,785
Additional paid-in capital	10,578,447	10,564,347
Accumulated other comprehensive loss	(88,626)	(97,433)
Accumulated deficit	(10,494,824)	(9,966,994)

Total shareholders’ equity	36,907	541,705

Total liabilities and shareholders’ equity	$1,113,387	$1,504,900

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
($ in 000’s)

	Three Months Ended September 30,		Six Months Ended September 30,

	2004	2003	2004	2003

REVENUES:
Software license	$305,451	$449,596	$570,385	$890,119
Patent license	—	150,000	—	150,000
Maintenance	368,804	299,055	699,710	590,772
Consulting and other	160,024	240,411	283,177	450,490

Total revenues	834,279	1,139,062	1,553,272	2,081,381

COST OF REVENUES:
Software license	—	69,659	—	139,319
Patent license	5,487	4,642	10,890	9,074
Maintenance, consulting and other	113,173	107,967	197,031	214,836

Total cost of revenues	118,660	182,268	207,921	363,229

Gross profit	715,619	956,794	1,345,351	1,718,152

OPERATING EXPENSE:
Sales and marketing	250,275	250,903	573,364	526,184
Research and development	208,874	242,149	422,824	442,075
General and administrative	362,384	430,573	806,795	888,634
Patents	14,942	25,059	37,898	44,750
Depreciation	8,371	16,182	16,394	33,289
Amortization of intangibles	—	—	—	83,539

Total operating expenses	844,846	964,866	1,857,275	2,018,471

Loss from operations	(129,227)	(8,072)	(511,924)	(300,319)

OTHER (EXPENSE) INCOME:
Interest income and other	(7,917)	3,964	(15,906)	30,235

Total other (expense)/income	(7,917)	3,964	(15,906)	30,235

Loss before income taxes	(137,144)	(4,108)	(527,830)	(270,084)
Provision for income tax	—	—	—	—

Net loss	$(137,144)	$(4,108)	$(527,830)	$(270,084)

Basic and diluted net loss per common share	$(0.03)	$(0.00)	$(0.13)	$(0.06)

Shares used in calculation of basic and diluted loss per share	4,190,998	4,190,998	4,190,998	4,190,998

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
($ in 000’s)

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash used in operating activities	$(437,416)	$(125,332)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,091)	(10,613)
Capitalized patent & software development costs	(17,672)	(22,120)
Line of credit borrowings	40,250	—
Line of credit repayments	(3,840)	—

Net cash (used in) provided by investing activities	13,647	(32,733)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock warrants	4,725	83,994

Net cash provided by financing activities	4,725	83,994

EFFECT OF FOREIGN EXCHANGE RATE	(178)	2,648
NET CHANGE IN CASH AND CASH EQUIVALENTS	(419,222)	(71,423)
CASH AND CASH EQUIVALENTS, beginning of period	511,483	167,908

CASH AND CASH EQUIVALENTS, end of period	$92,261	$96,485

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest during year	$724	$3,803
Non-cash transactions:
Unrealized loss on available for sale securities	$—	$119

Note:  Transmitted on Business Wire on November 10, 2004 at 11:36 a.m. PDT

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